                                                                    EXHIBIT 23.2

                                              CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Robbins & Myers, Inc. for the registration of 1,495,000 shares of its common stock, and to the incorporation by reference therein of our report dated October 3, 1995, except for Subsequent Event note, as to which the date is October 24, 1995, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP
December 26, 1995